UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2017

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 6, 2017, NPC Quality Burgers, Inc., a wholly-owned subsidiary of NPC International, Inc. (the "Company") and an indirect wholly-owned subsidiary of NPC Restaurant Holdings, LLC, entered into an asset purchase agreement with Valenti Mid-Atlantic Management, LLC ("Valenti") to acquire 62 Wendy’s restaurants for $52.6 million, plus amounts for working capital. The units to be acquired are located in south central Pennsylvania in and around Harrisburg and Allentown, Pennsylvania. The Company also agreed to acquire six fee property locations from affiliates of Valenti for $3.6 million. As part of the transaction, the Company plans to remodel certain acquired and existing restaurants in Wendy’s new Image Activation format.

The closing of the acquisition is subject to a number of closing conditions, including the approval of The Wendy’s Company.

Item 7.01.    Regulation FD Disclosure

On March 9, 2017, the Company issued a press release announcing the signing of the asset purchase agreement. The Company hereby furnishes the information set forth in the press release issued on March 9, 2017, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Number	Description
99.1	Press Release dated March 9, 2017, issued by NPC International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: March 9, 2017

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated March 9, 2017, issued by NPC International, Inc.